Exhibit 10.10

                          Agreement of Debt Forgiveness


                  I, Carl D. Perry, an individual am the holder of three Promissiory Notes, dated December 26, 1996, February 21, 1997 and June 30, 1996 respectively in the amounts of $900,000, $400,000, and $3,000,000. As of the date of this Agreement, said Notes are in default. Without any consideration, I do hereby resolve to forgive the sum total of $2,693,506 in accrued interest and principal with respect to the aforementioned Notes payable from U.S. Electricar, Inc.

        Said amount shall be forgiven as follows:

        Note dated December 26, 1996       -- Accrued Interest of $    266,150

        Note dated February 21, 1997       -- Accrued Interest of $    110,689

        Note dated June 30, 1996           -- Accrued Interest of $  1,016,667

        Note dated June 30, 1996           -- Principal of        $  1,300,000
                                                                  ------------

                                           Total                  $  2,693,506


All other terms of said Notes shall remain in full force without any modifications to maturity, default status, collaterization, rate or any other terms and conditions as stated in the original loan agreements. Said rate shall remain at the default rate of twelve percent per annum.

Signed this 30th day of July 1999 at Torrance, California.



/s/Carl D. Perry
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Carl D. Perry